333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan Announces
Extension of Consent Solicitations

PHOENIX, AZ, September 23, 2016 – Freeport-McMoRan Inc. (NYSE: FCX) announced today that it and its wholly owned subsidiaries, Freeport-McMoRan Oil & Gas LLC and FCX Oil & Gas Inc., have extended the expiration date for their previously announced solicitation of consents from holders of their outstanding 6.125% Senior Notes due 2019, 6.50% Senior Notes due 2020, 6.625% Senior Notes due 2021, 6.75% Senior Notes due 2022, and 6.875% Senior Notes due 2023 (collectively, the “Notes”) to 5:00 p.m., New York City time, on September 28, 2016, unless further extended or earlier terminated.
The consent solicitations were previously scheduled to expire at 5:00 p.m., New York City time, on September 23, 2016. Except for the extension of the expiration date as set forth above, the terms of the consent solicitations remain unchanged. Holders of the Notes that have validly delivered consents do not need to take further action in light of the extension.
J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the Solicitation Agents in connection with the consent solicitations. Persons with questions regarding the consent solicitations should contact J.P. Morgan Securities LLC at (212) 270-7765 (collect) or (866) 834-4666 (toll-free) (Attention: Liability Management Group). Requests for copies of the solicitation documents and other related materials should be directed to D.F. King & Co., Inc., the Information and Tabulation Agent for the consent solicitations, at (212) 269-5550 (collect) or (888) 886-4425 (toll-free).
This press release, the Consent Solicitation Statement and related Consent Form shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes or other securities. The consent solicitations are being made only by, and pursuant to the terms of, the solicitation documents. No recommendation is made, or has been authorized to be made, as to whether or not holders of Notes should consent to the adoption of the proposed amendments to the consent solicitations. Each holder of Notes must make its own decision as to whether to give its consent to the proposed amendments.
FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."

Cautionary Statement Regarding Forward-Looking Statements:  This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations related to completion of the consent solicitations to amend the indenture governing the Notes. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include the delivery of the requisite consents from the holders of each series of Notes to effect the proposed amendments to the indenture governing the Notes and other factors described in more detail under

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the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward looking statements.

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